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                                                                    Exhibit 10.3


DATA SYSTEMS & SOFTWARE INC.
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                           200 ROUTE 17, MAHWAH, NEW JERSEY 07430 (201) 529-2026
                                                              FAX (201) 529-3163

                                             December 23, 1998
Samuel Fogel
31 Rechov Argaman
Ramat Efal, ISRAEL

Dear Mr. Fogel,

This letter agreement confirm the agreement between Data Systems & Software Inc., a Delaware corporation (including its subsidiaries and affiliates, "DSSI"), and Samuel Fogel ("Fogel"), as follows:

1. RESIGNATION FROM DSSI. Fogel hereby resigns from his positions as Executive Vice President and director of DSSI, effective immediately.

2. CONTEMPLATED RESIGNATION FROM DECISION. Fogel will resign from his positions as President and General Manager of Decision Systems Israel Ltd. ("Decision") upon terms to be duly approved by Decision.

3. MOFET MANAGEMENT. It is contemplated that Fogel shall continue to serve as Chairman of the Board of Directors of Mofet Management as a designee of Decision.

4. OPTIONS TO PURCHASE DSSI STOCK. The 220,000 vested options to purchase shares of DSSI stock currently owned by Fogel will be amended so that they shall remain exercisable until the stated expiration thereof. The amendment will make the exercise of the options subject to the full and faithful performance by Fogel of his obligations under this letter agreement and any other obligations of Fogel to DSSI. The 20,000 unvested performance-based options owned by Fogel shall expire in accordance with the terms thereof.

5. LOANS TO FOGEL. Fogel's outstanding loans from DSSI shall be repaid as follows: (a)approximately $287,000 by December 31, 1998; (b) $38,000 by June 30, 1999 to be paid from Fogel's severance from Decision; and (c) $42,000 on terms to be agreed upon.

6. CONSULTING AGREEMENT. DSSI and Fogel shall enter into a multi-year consulting arrangement under such terms as shall be mutually agreed upon.

7.    NON COMPETITION; CONFIDENTIALITY.

      (a)Fogel shall be prohibited from soliciting (or being otherwise associated with any company, partnership or group which shall solicit) to assume the management of the Mofet Fund or take any other action which conflicts with the interests of Decision in connection with such management, unless, as a condition to assuming such management, Decision shall have received its portion of 10% of the profits of the Mofet Fund.

     (b) Fogel shall not disclose to any person, firm or corporation, except as otherwise required by law, any information concerning the business, clients or affairs of DSSI or its subsidiaries that he may have acquired in the course of, or as an incident to, his employment by DSSI, for his own benefit or that of any such person, firm or corporation, or to the detriment or intended or probable detriment of DSSI.

     (c) Fogel shall be prohibited for a period equal to the greater of two years from the date hereof and the termination of Fogel's consulting relationship with DSSI, from (i) accepting employment with or serving as a consultant or in a similar capacity with a competitor of DSSI or
         (ii) intentionally engaging in any activity which is contrary to the interests of DSSI.

If the foregoing accurately sets forth our agreement, please indicate your acceptance by executing the attached copy of this letter on the space indicated.

                                             Very truly yours,

                                             DATA SYSTEMS & SOFTWARE INC.

           /s/ Samuel Fogel                  By: /s/ George Morgenstern
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             Samuel Fogel                       George Morgenstern, CEO